FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549




                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
           of the Securities and Exchange Act of 1934




Date of Report (Date of earliest event reported): December 22, 1999



                         WPI GROUP, INC.
                         ---------------
     (Exact name of registrant as specified in its charter)



New Hampshire                        0-19717
-------------                        -------
(State or other                      (Commission File Number)
jurisdiction of incorporation)

02-0218767
----------
(I.R.S. Employer Identification Number)




        1155 Elm Street, Manchester, New Hampshire 03101
        --------------------------------------------------
        (Address of principal executive offices)(Zip Code)






Registrant's telephone number, including area code:  (603) 627-3500





                              NONE
                              ----
(Former Name, former address, and former fiscal year, if changed since last report)


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                         WPI GROUP, INC.

                            FORM  8-K



ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.
          ---------------------------------
None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------

On December 22, 1999, WPI Group, Inc. completed the sale of WPI
Power Systems, Inc. and WPI Electronics, Inc. to Warner Power,
LLC, a private investment group, for approximately $9.3 million in cash plus the assumption of certain liabilities.

A more complete description of the transaction is contained in the Asset Purchase and Sale Agreement which is Exhibit 10.24 to this report and is incorporated herein by reference.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.
          ---------------------------
None.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
          ----------------------------------------------
None.


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                         WPI GROUP, INC.


                            FORM 8-K

ITEM 5.   OTHER EVENTS.
          -------------
None.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS.
          ---------------------------------------
None.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

Financial:     The financial statements required to be filed (if
               any) are currently not available and will be filed under Form 8 within the time specified by Item 7(a)(4) of Form 8-K.

Exhibits: 10.24 - Asset Purchase and Sale Agreement dated
                  December 22, 1999


ITEM 8.   CHANGE IN FISCAL YEAR.

Not applicable.



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


                         WPI GROUP, INC.


                            FORM 8-K


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WPI GROUP, INC.



Dated: January 4, 2000                  By:/s/ John W. Powers
                                           ------------------
                                           John W. Powers
                                           Vice President and CFO








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